Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights”, “Experts” and “Representations and Warranties” in the Combined Information Statement/Prospectus of Transamerica Series Trust and to the incorporation by reference of our reports, dated February 26, 2015, on the financial statements and financial highlights of Transamerica Asset Allocation – Conservative VP, Transamerica Asset Allocation – Moderate VP, Transamerica Asset Allocation – Moderate Growth VP, Transamerica Voya Conservative Allocation VP, Transamerica Voya Balanced Allocation VP and Transamerica Voya Moderate Growth Allocation VP, included in the December 31, 2014 Annual Reports to Shareholders, included in the Registration Statement of Transamerica Series Trust on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated May 1, 2015, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated May 1, 2015, of Transamerica Series Trust, which are incorporated by reference in the Combined Information Statement/Prospectus of Transamerica Series Trust, included in the Registration Statement of Transamerica Series Trust on Form N-14.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 13, 2015